EXHIBIT 99.A

JOINT FILING AGREEMENT

dated May 26, 2006

Re: Joint Filing of Schedule 13D

This will confirm the agreement by and among all the undersigned that the Amendment No. 2 to the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of Common Stock, par value $0.0015 per share, of Earthworks Entertainment, Inc. is being, and any and all further amendments to the Schedule 13D may be, filed on behalf of each of the undersigned.

In accordance with Rule 13d-1(h) of the Securities Exchange Act of 1934, as amended, the undersigned agree that

(i) each of them is individually eligible to use the Schedule 13D attached hereto;

(ii) the attached Schedule 13D is filed on behalf of each of them; and

(iii) each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information therein concerning itself; but none of them is responsible for the other persons making the filing, unless it knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

By:	/s/ Christopher P. Baker
Christopher P. Baker

C.P. BAKER & CO., LTD.

By:	/s/ Christopher P. Baker
Christopher P. Baker
President

ANASAZI PARTNERS III, LLC

By:	C.P. Baker, LLC,
the sole Manager of the Fund

By:	/s/ Christopher P. Baker ,
Manager
Name: Christopher P. Baker

ANASAZI PARTNERS III OFFSHORE, LTD.

By:	C.P. Baker, LLC,
the Manager of the Fund

By:	/s/ Christopher P. Baker ,
Manager
Name: Christopher P. Baker

CIMAROLO PARTNERS, LLC

By:	C.P. Baker, LLC,
the sole Manager of the Fund

By:	/s/ Christopher P. Baker ,
Manager
Name: Christopher P. Baker

ANASAZI PARTNERS II, LLC

By:	C.P. Baker, LLC,
the sole Manager of the Fund

By:	/s/ Christopher P. Baker ,
Manager
Name: Christopher P. Baker

Z-FORCE PARTNERS, LLC

By:	Z-Force Manager LLC,
The sole Manager of the Fund

By:	/s/ Christopher P. Baker
Manager
Name: Christopher P. Baker